UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 31, 2017

MSCI Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33812	13-4038723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7 World Trade Center, 250 Greenwich St., 49th Floor, New York, NY 10007

(Address of principal executive offices) (Zip Code)

(212) 804-3900

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2017, the Board of Directors (the “Board”) of MSCI Inc. (the “Company”) appointed C.D. Baer Pettit, who previously served as the Company’s Chief Operating Officer, to serve as, and assume the duties of President of the Company, effective immediately. Upon the effectiveness of Mr. Pettit’s appointment, Henry A. Fernandez, the Company’s Chairman and Chief Executive Officer, ceased serving as President of the Company. Mr. Fernandez will continue to serve as the Company’s Chairman and Chief Executive Officer, and Mr. Pettit will continue to report to Mr. Fernandez. In addition to continuing to serve as MSCI’s Chief Client Officer, Laurent Seyer has been appointed by the Board to the position of Chief Operating Officer and will report to Mr. Pettit. Each of Messrs. Fernandez, Pettit and Seyer will continue to serve on the Company’s Executive Committee.

Mr. Pettit, age 53, has served as the Company’s Chief Operating Officer since October 2015. As President, Mr. Pettit will oversee the Company’s business functions, including client coverage, marketing, product management, research, technology and operations. He previously served as Head of the Product Group from February 2015 to September 2015, Head of Index Products from 2011 to 2015, Head of Marketing from 2005 to 2012 and Head of Client Coverage from 2001 to 2012. Prior to joining the Company, Mr. Pettit worked for Bloomberg L.P. from 1992 to 1999. Mr. Pettit holds a Master of Arts degree in history from Cambridge University and a Master of Science degree from the School of Foreign Service at Georgetown University.

Mr. Seyer, age 52, has served as Chief Client Officer since September 2016. As Chief Operating Officer and Chief Client Officer, Mr. Seyer will continue to manage the Company’s sales, marketing, client relationship management and client service teams globally. He previously served as the Global Head of Client Coverage from 2014 to 2016. Prior to joining the Company, Mr. Seyer worked for AXA Investment Managers in Paris, most recently as Global Head of the Client Group. Prior to that, he spent 24 years at Societe Generale in a number of leadership positions, including as CEO of Lyxor Asset Management. Mr. Seyer graduated from Institut d’Etudes Politiques of Paris, where he studied law and economics.

The selection of Mr. Pettit to serve as the Company’s President and Mr. Seyer to serve as the Company’s Chief Operating Officer was not made pursuant to any arrangement or understanding with respect to any other person. In addition, there are no family relationships between Mr. Pettit or Mr. Seyer and any director or other executive officer of the Company and there are no related persons transactions (within the meaning of Item 404(a) of Regulation S-K) involving Mr. Pettit or Mr. Seyer and the Company and/or its subsidiaries.

There were no new compensatory arrangements or modifications to existing compensatory arrangements previously made to Messrs. Fernandez, Pettit and Seyer. Each of them will continue to be eligible to participate in the Company’s benefit plans available to all members of the Company’s Executive Committee, including the MSCI Inc. 2016 Omnibus Incentive Plan.

Item 7.01	Regulation FD Disclosure

The press release announcing the matters described in Item 5.02 above is attached to this Current Report on Form 8-K as Exhibit 99.1.

The information furnished under Item 7.01 of this Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

Exhibit 99.1	Press Release Announcing Appointment of Baer Pettit as President and Laurent Seyer as Chief Operating Officer, dated as of November 2, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSCI Inc.

Date: November 2, 2017	By:	/s/ Henry A. Fernandez
	Name:	Henry A. Fernandez
	Title:	Chairman and Chief Executive Officer